EXHIBIT 10.176

                             PANDA PARIS POWER, L.P.
                                 ERCOT 1 PROJECT
                                  PARIS, TEXAS

P.O. 226775-4-0301-01                                  Page 11 of 11
                           THIS IS AN ORDER


To:                                PO No.
     GENERAL ELECTRIC COMPANY      ...................226775-4-0301-01
     One River Road                PO Date...................02-Jul-98
     Schenectady, NY 12345         PO Value............ 139,000,000.00
                                   Currency.................US Dollars

                                   Buyer Contact........J. Brian Dietz
Attn:                              Phone.................(972)980-7159
     KARL SIVERLING                Fax: .................(972)980-6815
     Phone:(518) 385-5772          RFQ/REQ No.
     Fax:  (518) 385-9625          ...................(Not Applicable)


Description of Purchase:   GAS AND STEAM TURBINE GENERATORS

     Buyer's Authorization

                                   ____________/s/____________________
                                   Buyer's Authorized Signature


     Seller's Acceptance:

     Sign and Return Within Ten Days After Receipt of This Order


     ___/s/___________________________________________________________
     Signature                Date                Title

     __/s/____________________________________________________________
     (Please PRINT Name and Title)

Please supply the materials, labor, or services described in this Purchase Order, subject to the conditions herein and the Terms and Conditions of Purchase, in strict accordance with the Purchase Specification and all other attachments hereto (which by this reference are hereby made a part of this Purchase Order).

1.0  DEFINITIONS

The word "Owner" wherever used in this Purchase Order shall mean Panda Paris Power, L.P.

The word "Buyer" wherever used in this Purchase Order shall mean Panda Paris Power, L.P. Authorizing signatures shall be by Panda Paris I, L.L.C., its general partner.

The words "EPC Contractor" wherever used in this Purchase Order shall mean Duke/Fluor Daniel.

The word "Seller" wherever used in this Purchase Order shall mean General Electric Company.

Upon Financial Closure, scheduled on or before 20 December 1998, this Purchase Order will be assigned to Duke/Fluor Daniel, upon which assignment Duke/Fluor Daniel (the "EPC Contractor") becomes the Buyer and assumes all rights and obligations of Buyer. Seller agrees to such assignment without further assent or notice, and agrees to execute the Turbine Vendor Assignment and Assumption Agreement, a copy of which is attached hereto.

2.0       COMMUNICATIONS

Direct communications to:

     Panda Paris Power, L.P.
     Attn:  J. Brian Dietz
     4100 Spring Valley Road, Suite 1001     Tel: (972) 980-7159
     Dallas, Texas  75244                    Fax: (972) 980-6815

With a complete copy, including all attachments, to:

     Duke/Fluor Daniel
     Attn:  Michael Wright
     3353 Michelson Dr.                      Tel: (949) 975-6182
     Irvine, CA  92698                       Fax: (949) 975-3149

All drawings, technical documentation and instruction manuals shall be submitted in accordance with the attached Specification 226775-0-SP-9-DC-1- [Rev], Supplier Drawing and Data Submittal Requirements, and sent to the following address:

     Duke/Fluor Daniel
     Attn:  Ellen M. Strazzere
     Mail Code 552Y
     3353 Michelson Dr.
     Irvine, CA  92698

Invoices and all supporting documents shall be transmitted in original and three (3) copies to:

     Panda Paris Power, L.P.
     Attn:  Accounts Payable
     4100 Spring Valley Road, Suite 1001
     Dallas, Texas  75244

3.0       ATTACHMENTS

Documents marked (*) are already in Seller's possession and are incorporated by reference, but not attached to this purchase order.


NARRATIVE SPECIFICATIONS
Number                  Rev. Date     Title

226775-0-SP-4-TG-1-1    1    14Oct98  Purchase Specification for Gas and Steam
                                      Turbine Generators (the "Purchase
                                      Specification") (10 pp. plus attachments)

226775-0-SP-9-DC-1-A    A    21Sep98  Supplier Drawing & Data
                                      Submittal Requirements (7pp.)

Unnumbered              --   24Apr98  General Narrative Specification for Gas
                                      Turbine Generators (58 pp.)

Unnumbered              P1   06Aug98  General Narrative Specification
                                      for Steam Turbine-Generators and
                                      Accessories (39 pp.)

DRAWINGS
Number                Rev.   Date     Title

E158                  A      28Sep98  General Electric Preliminary One-
                                      Line Diagram, Gas Turbine, Sheets 1-5

E159                  A      28Sep98  General Electric Preliminary One
                                      Line Diagram, Steam Turbine,
                                      Sheets 1-3

MISCELLANEOUS ATTACHMENTS

Equipment Data Sheets, plus Performance Data (the "Data Sheets") from GE's Gas and Steam Turbine Proposals and recent correspondence files, 14Oct98 (66 pp.)

Terms and Conditions of Purchase, File "Panda-GE-T&C.doc" dated 16Oct98 (16 pp.)

Attachment "A" -- Payment Milestone Schedule dated 16Oct98  (1 pp.)

Attachment "B" -- Termination Schedule dated 16Oct98  (1 pp.)

Attachment "C" -- Pricing Detail Sheet dated 16Oct98  (2 pp.)

Hazardous and Toxic Substances Disclosure Requirements, Form 000.420.F1621
(1 pp.)

Seller's Representation and Certifications, Form 000.420.F0221 (1 pp.)

Turbine Vendor Assignment and Assumption Agreement  (2 pp.)

Texas Sales and Use Tax Exemption Certificate, dated 28Aug98  (2 pp.)

Supplier Drawing & Data Commitment, Form SDR-D/FD

     10-TG-101/102/201/202, Gas Turbine Generator, Rev. C, dated 5Oct98 (4 pp.) 30-TS-101/201, Steam Turbine Generator, Rev. B, dated 15Oct98, (3 pp.)

4.0       INVOICING INFORMATION

Seller certifies that all goods or services provided hereunder shall be produced in compliance with all applicable requirements of Sections 6, 7 and 12 of the Fair Labor Standards Act of 1938, as amended, and of Section 14 thereof, and that each invoice submitted hereunder shall be correct and authentic and the only one issued for the goods described therein.

Any of the following conditions will be considered just cause for withholding payment or returning invoices to Seller, without loss of discount privileges:

     1. The specified number of copies of the Seller's invoice have not been received.
     2. The invoice, packing list and/or Purchase Order do not agree in all respects.
     3.  Errors or omissions have been made in Seller's invoice.

Invoices must include the following information:

     1.  Buyer's Purchase Order number.
     2.  Purchase Order item numbers for each item invoiced.
     3.  Quantity for each item.
     4.  Material description.
     5.  Material tag number, if applicable.
     6.  Net price per item.
     7.  Extended price for the quantity invoiced.
     8.  Payment terms.

Combining two or more of Buyer's Purchase Orders on one invoice is not acceptable.

Discount payment period, if applicable, will begin on the date that Buyer receives from Seller, at the address specified above, an acceptable invoice in proper order with all required supporting documents. A Bill of Lading signed by the carrier's agent or a Forwarder's Certificate of Receipt must accompany Seller's invoice as proof of shipment.

The final invoice against this Purchase Order shall be marked "Order Complete." Seller shall execute a lien release and certification of full payment satisfactory in form and content to Buyer as a condition to making final payment to Seller.

Buyer is required to obtain correct taxpayer identification numbers from all non-incorporated payees who receive payment for services, rents, royalties or interest that would be subject to IRS Form 1099 reporting. Twenty percent back-up tax withholding will be imposed on all Form 1099 reportable payments to Seller if Seller fails to provide a correct taxpayer identification number.

TERMS OF PAYMENT
Except as noted in Attachment "A", Terms of Payment for this Purchase Order are Net-30 Days from receipt of Seller's invoice, with progress payments authorized in accordance with Attachment A, Payment Milestone Schedule. By signing the acceptance copy of this Purchase Order, Seller acknowledges that all payments due as of the date of such acceptance have been paid by Buyer.

FREIGHT TERMS

    FOB POINT:       Rail Shipments:  Nearest Accessible Rail Siding to
                     Jobsite, Paris, Texas

                     Truck Shipments:  Jobsite, Paris, Texas

   SHIPPING POINT:   Schenectady, New York; Greenville, South
                     Carolina; et al

   FREIGHT BILLING:  Freight Allowed to FOB Point

TAXES
This Purchase Order is tax exempt; see attached exemption certificate.

5.0     PROGRESS PAYMENTS

Progress payments will be made in accordance with Attachment A, Payment Milestone Schedule. Invoices for progress payments must be accompanied by documentary evidence of milestone completion. Payment will be made Net-30 Days after receipt of each invoice; invoices for milestones will not be counted as received prior to the dates indicated for each milestone.

6.0       COMMERCIAL NOTES

PRICING NOTES

Prices are firm and free of adjustment,except as may be provided elsewhere herein, for the duration of this Purchase Order.

SPECIFICATIONS
Agreed-to changes, additions or deletions to the General Narrative Specifications are published in the attached document, 26775-0-SP-4-TG-1- [Rev] "Purchase Specification for Gas and Steam Turbines." Future changes to the General Narrative Specifications, including any pricing and schedule information contained therein, will be incorporated by revision to the Purchase Specification or within the body of a Change Order; no changes will be made to the General Narrative Specifications.

7.0       BACKCHARGES TO SELLER

Should Buyer or EPC Contractor incur excess costs in transportation, storage, erection or installation due to a failure of the material or equipment to conform to the requirements of this Purchase Order, Buyer shall backcharge such costs to Seller and shall deduct such amounts from unpaid amounts owed Seller.

Buyer shall notify Seller promptly upon discovery of any such nonconformance prior to expenditure of backchargeable funds, and shall afford Seller a reasonable time to cure the nonconformance or accept the appropriate backcharge. Should the construction schedule require an immediate response, Seller shall authorize its onsite representative to negotiate a reasonable agreement relative to necessary repairs or rework and backcharges; such agreement shall be made within 24 hours of Buyer's notice to Seller and such agreement shall not be unreasonably withheld by Seller or Seller's representative. Buyer's rights under this provision do not in any way decrease or infringe upon Buyer's or Seller's rights or obligations under the warranty, reservation of rights and inspection provisions of the Terms and Conditions of Purchase.

8.0       SCHEDULE AND PROGRESS REPORTS

DRAWINGS AND DATA
See Supplier Drawing and Data Commitment, Form SDR-D/FD, attached.

MATERIAL/EQUIPMENT
Seller's Guaranteed Shipping Dates for the Equipment shall be as follows:


Equipment                         Phase I       Phase II
Gas Turbine Generator Packages
    (2 per Phase)

     Major Components             31Oct99        15Dec99

     Balance of Equipment for
     the GTG Packages            (See Note #4)  (See Note #4)

Steam Turbine Generator Packages
     (1 per Phase)

     Major Components,
     except LP Hood               15Oct99        15Nov99

     LP Hood                      31Oct99       30Nov99

     Balance of Equipment for
     the STG Packages             (See Note #4)  (See Note #4)

Notes:

1. Dates shown above are dates on which Equipment is loaded on conveyance at the facility of Seller or Seller's supplier.

2.   "Major Components" are defined as:

     Gas Turbine Generator Package
          Gas Turbine
          Generator
          Accessory Base
          PEECC
          Air Filter / Inlet Duct

     Steam Turbine Generator Package
          Steam Turbine
          Generator
          Lube / Hydraulic Tank
          Gland Condensor
          LP Hood

3. "Balance of Equipment" is defined as all equipment and materials, other than Major Components, furnished under this Purchase Order.

4. Within 30 days following acceptance of this Purchase Order, the respective project leaders of Buyer, Seller and EPC Contractor shall meet to reach mutual agreement on the delivery schedule for the "Balance of Equipment" for the GTG and STG Packages. Such agreement may include graduated Schedule Liquidated Damages, as appropriate, with regard to value and critical path schedule. When completed, such agreement shall be Attachment "D", and will hereby become a Purchase Order document.

PROGRESS REPORTING
Within two weeks after award, Seller shall submit a legible, reproducible copy of Seller's engineering, procurement and fabrication schedule for this order. Seller shall thereafter submit regular progress reports showing actual progress against schedule and detailing specific problems or potential problems of which Buyer should be aware. The frequency of such reports shall be determined by the duration and complexity of the order but shall in no case be less frequent than monthly.

Upon Buyer's request, Seller shall furnish unpriced copies of each purchase order or contract issued by Seller to subsuppliers or subcontractors for material, assemblies or subassemblies to be furnished under this Purchase Order. Buyer's right of access for inspection or expediting activities shall be extended to such subsuppliers or subcontractors.

9.0       SHIPPING INFORMATION

SHIP TO:    (LATER)

SHIP VIA:    Seller's Choice

PACKING & MARKING INSTRUCTIONS
A packing list detailing actual contents must be enclosed in each package, a master list must be attached to Box or Package No. 1 and enclosed in waterproof envelopes. The Packing list shall include Buyer's Purchase Order number and Item number.

Buyer's Purchase Order Number and Item numbers, Tag Numbers or Item Codes, as appropriate, must be shown on each package, bundle or individual piece.

HANDLING AND STORAGE
Seller shall advise Buyer in writing of any special shipping, handling or storage measures or procedures required to assure safekeeping of the goods. Failure of Seller to so advise Buyer may result in a backcharge to Seller of costs arising from such failure.

10.0 SUPPLIER QUALITY REQUIREMENTS

QUALITY SYSTEM REQUIREMENTS
Seller shall operate a quality management system meeting the requirements of the quality system standard applicable to the contracted scope of work throughout the duration of this Purchase Order.

It shall be deemed that Seller has acknowledged full compliance unless Seller, at the time of quotation or otherwise prior to award, submits details of any proposed alternative quality system standard and identifies any areas of noncompliance with the standard selected.

Buyer reserves the right to evaluate and audit implementation of Seller's quality system, with the agreement and participation of Seller.

Buyer reserves the right to request Seller to provide formal records or certificates for any activity associated with Seller's quality system.

All documentation shall be in the original source state or a true copy of the original. Data transcription from the original document to a copy is not acceptable. Documents submitted shall be of reproducible quality. Documents not meeting these requirements shall be considered unacceptable. Each sheet of documentation shall be uniquely identified with:

     a. Purchase Order Number

     b. Tag Number or Item Code, as applicable

Seller's quality system documentation required to be submitted to Buyer is defined in attached form, Supplier Drawing and Data Commitment.

QUALITY PLAN REQUIREMENT
Within 21 days after issuance of this Purchase Order, Seller shall submit for EPC Contractor's review a detailed Quality Plan, specifically developed to the requirements of this Purchase Order (see attached sample, Form 000.450.F1533). The Quality Plan will integrate the requirements of this Purchase Order into the standard practices and procedures contained in Seller's Quality System.

The detailed Quality Plan shall include, as a minimum

     a. A complete listing of Quality Control activities to be performed, including factory tests, control of welding processes, and nondestructive examination. The plan shall include provisions for Buyer or Authorized Inspector's witness and hold points.

     b. Acceptance criteria showing specific code, standard and Buyer specification references.

     c. A Listing of major purchased items, suppliers, and Seller's source and receiving inspection activities.

     d. Quality Control forms and reports to be used to document inspections and tests performed, nonconformances and corrective actions.

At Buyer's request, a quality alignment meeting will be held at Seller's manufacturing facility prior to the start of manufacturing. The purpose of the alignment meeting will be to review Buyer's purchase order requirements and Seller's Quality Plan.

11.0 SPARE PARTS

COMMISSIONING AND STARTUP SPARE PARTS
Commissioning and Startup Spare Parts are included in the Purchase Order price; Seller shall provide a detailed listing of such parts by the date noted in the attached Supplier Drawing and Data Commitment, Form SDR-D/FD.

OPERATING SPARE PARTS
Seller shall provide a detailed, priced listing of recommended spare parts for two (2) years of operation. Seller guarantees that such spare parts will be available for purchase by Buyer, Owner or Owner's assigns for a period of at least five (5) years after the Phase II Commercial Operation Date, subject only to normal manufacturing durations and prices in effect at the time of order.

12.0 EQUAL OPPORTUNITY

Seller is required to comply with the Equal Opportunity Clause, Section 1.4, Chapter 60, Title 41 of the Code of Federal Regulations, covered by Equal Opportunity Executive Order Number 11246.

ACCEPTANCE COPY
Seller shall indicate acceptance of this Order by signing the attached Acceptance Copy in the appropriate section of Page 1 and returning it to Buyer within ten (10) days after receipt of this Order.

14.0 CONFIRMING NOTE

THIS PURCHASE ORDER CONFIRMS AND SUPERSEDES THE LETTER OF INTENT DATED 02-JUL-98, BETWEEN PANDA PARIS POWER, LLC AND GENERAL ELECTRIC COMPANY.
                           Payment Milestone Schedule

Attachment "A"


IPS #:         80160 - 4 x GTG/2 x STG                             Revision "G"
Project Name:  Panda Energy/ERCOT #1
               Compensatory Interest Calculation

                                               Customer Payment Cash Profile
                          GTG #1      GTG #2      GTG #3      GTG #4      STG #1      STG #2     Monthly   Monthly  Cum     Cum %
                                                                                          $000's       %     $000's  of PO
                                                                                                                            Value
     Invoice   Event/
               Milestone/ $25,973.622 $25,973.622 $25,973.622 $25,973.622 $17,552.756 $17,552.756 139,000.000
               Price
0   15-Jun-98                                                                                        0.000  0.000%     $0     0.00%
1   03-Jul-98  Award/Release                                                                     1,000.000  0.719%  $1,000    0.72%
2   01-Aug-98                                                                                      500.000  0.360%  $1,500    1.08%
3   15-Aug-98                                                                                      600.000  0.432%  $2,100    1.51%
4   01-Sep-98                                                                                      600.000  0.432%  $2,700    1.94%
5   15-Sep-98                                                                                    1,200.000  0.863%  $3,900    2.81%
6   01-Oct-98                                                                                    1,200.000  0.863%  $5,100    3.67%
7   15-Oct-98                                                                                    1,350.000  0.971%  $6,450    4.64%
8   01-Nov-98                                                                                    1,350.000  0.971%  $7,800    5.61%
9   15-Nov-98                                                                                    1,900.000  1.367%  $9,700    6.98%
10  01-Dec-98                                                                                    1,900.000  1.367%  $11,600   8.35%
11  20-Dec-98  Financial Closure                                                                33,000.000 23.741%  $44,600  32.09%
12  01-Jan-99  Certify Place PO
               for ST HP Casing                                                                  9,961.369  7.166%  $54,561  39.25%
13  01-Feb-99  Mechanical Outline                                                                7,837.626  5.639%  $62,399  44.89%
14  01-Mar-99  Electrical One-Line                                                               7,837.626  5.639%  $70,237  50.53%
15  01-Apr-99  Certify Place PO for
               GT Electrical Controls                                                            7,837.626  5.639%  $78,074  56.17%
16  01-May-99  Receipt of GT Wheel
               Forgings                                                                          7,837.626  5.639%  $85,912  61.81%
17  01-Jun-99  Certify Place PO for
                ST Controls                                                                      7,837.626  5.639%  $93,749  67.45%
18  01-Jul-99  Start GT Rotor Assembly                                                           7,837.626  5.639% $101,587  73.08%
19  01-Aug-99  Ship ST Sole Plates                                                               7,837.626  5.639% $109,425  78.72%
20  01-Sep-99  Receipt of ST HP Casing                                                           7,837.626  5.639% $117,262  84.36%
21  01-Oct-99  Ship GTG #1 & #2,
                and STG #1                                                                       7,837.626  5.639% $125,100  90.00%
22  01-Nov-99  Ship STG #2                                                                           0.000  0.000% $125,100  90.00%
23  01-Dec-99  Ship GTG #3 & #4                                                                      0.000  0.000% $125,100  90.00%
24  01-Jan-00  All Major Components to
               Site (See Note #2 Below)                                                          6,950.000  5.000% $132,050  95.00%
25  01-Feb-00                                                                                        0.000  0.000% $132,050  95.00%
26  01-Mar-00                                                                                        0.000  0.000% $132,050  95.00%
27  01-Apr-00                                                                                        0.000  0.000% $132,050  95.00%
28  01-May-00                                                                                        0.000  0.000% $132,050  95.00%
29  01-Jun-00                                                                                        0.000  0.000% $132,050  95.00%
30  01-Jul-00  Commercial Operation -
                Phase I(See Note #2 Below)                                                       3,475.000  2.500% $135,525  97.50%
31  01-Aug-00                                                                                        0.000  0.000% $135,525  97.50%
32  01-Sep-00  Commercial Operation -
                Phase II(See Note #2 Below)                                                      3,475.000  2.500%  $139,000 100.00%
33  01-Oct-00                                                                                        0.000  0.000%  $139,000 100.00%
34  01-Nov-00                                                                                        0.000  0.000%  $139,000 100.00%
35  01-Dec-00                                                                                        0.000  0.000%  $139,000 100.00%
36  01-Jan-01                                                                                        0.000  0.000%  $139,000 100.00%
37  01-Feb-01                                                                                        0.000  0.000%  $139,000 100.00%
38  01-Mar-01                                                                                        0.000  0.000%  $139,000 100.00%
39  01-Apr-01                                                                                        0.000  0.000%  $139,000 100.00%
                           18.69%      18.69%       18.69%       18.69%      12.63%     12.63% 139,000.000

Note #1: Payments #1 through #11 (20Dec98 Financial Closure) shall be made on the date shown; payments subsequent to the 20Dec98 payment shall be made upon achievement of the indicated milestone, Net-30 days after receipt of Seller's invoice, but not before the date shown.

Note #2:  The final ten percent (10%) of the P.O. Value will be paid as follows:
     - Five percent (5%) Net-30 days after shipment of all Major Components and receipt by Buyer of (i) Seller's invoice and (ii) Seller's irrevocable letter of credit in an amount equal to five percent (5%) of the P.O. Value, valid through the Phase I Warranty Period, declining to two and a half percent (2-1/2%) of the P.O. Value through the balance of the Phase II Warranty Period.

     - Two and a half percent (2-1/2%) Net-30 days after achievement of the Phase I Commercial Operation Date and receipt of Seller's invoice, not to exceed 12-months after shipment of the last Major Component for Phase I, unless Commercial Operation of Phase I is not achieved due to Seller's Equipment.

     - Two and a half percent (2-1/2%) Net-30 days after achievement of the Phase II Commercial Operation Date and receipt of Seller's invoice, not to exceed 12-months after shipment of the last Major Component for Phase II, unless Commercial Operation of Phase II is not achieved due to Seller's Equipment.

Client Name:  Panda Paris Power, L.P.    TERMS AND CONDITIONS OF PURCHASE
Project Name:  ERCOT 1 - Paris, Texas    Page 1 of 16
Project Number:  04 226775               Purchase Order 226775-4-0301-01

____________________________________________________________________________

                     TERMS AND CONDITIONS OF PURCHASE

                     GAS AND STEAM TURBINE GENERATORS


1. SHIPMENT: Partial shipments must be accompanied by identifying documents, but such shipments shall not be construed as making the obligations of Seller severable. No charge will be allowed for packing, shipment or handling unless stated in this Purchase Order. Seller shall pay for damaged goods resulting from improper packing or marking. Itemized packing lists must accompany each shipment. Buyer's count will be accepted as final and conclusive on shipments not accompanied by Seller's itemized
packing list.   If applicable, shipments shall be palletized to the maximum extent of palletization. Costs for palletizing are included in the purchase price. All goods received in excess of Purchase Order requirements will be subject to return for credit at Seller's expense.

2. COMPLETE AGREEMENT: This Purchase Order shall become a binding agreement of Seller and Buyer upon Seller signing and returning an acceptance copy of this Purchase Order. This Purchase Order, together with the specifications, drawings and documents referred to herein and the other documents referred to therein, which by this reference are all made a part hereof, constitute the entire agreement between the parties, and all prior negotiations, proposals, and writing pertaining to this Purchase Order, or the subject matter hereof, are superseded hereby. No modification, amendment, recision, waiver or other change shall be binding on either party unless assented to in writing by the parties' authorized representatives.

     Any invoice, acknowledgment or other communication issued by Seller in connection with this Purchase Order shall be construed to be for record and accounting purposes only. Any terms and conditions stated in such communication shall not be applicable to this Purchase Order and shall not be considered to be Seller's exceptions to the provisions of this Purchase Order. Trade custom and/or trade usage are superseded by this Purchase
Order and shall not be applicable in the interpretation of this Purchase
Order.

     Anything that may be called for in the specifications and not shown on the drawings, or shown on the drawings and not called for in the specifications, shall be of like effect as if called for and shown in both. In the event of any ambiguity, express conflicts or discrepancies in or between the drawings, specifications, terms and conditions, Purchase Order document, or other incorporated documents, the following order of precedence shall apply:

     (a)  Purchase Order Document
     (b)  Purchase Order Attachments A, B and C
     (c)  These Terms and Conditions of Purchase
     (d)  The Purchase Specification
     (e)  Supplier Drawing & Data Requirements (Forms SDR-D/FD)
     (f)  The Data Sheets -- Equipment Data Sheets plus Performance Data
     (g)  The Drawings
     (h) General Narrative Specifications and other incorporated documents as listed in Section 3.0 of the Purchase Order Document

     All headings and numbering in this Purchase Order are for convenience of reference only and shall in no way be used in interpretation of any of the provision in this Purchase Order.

3. TITLE: Seller warrants full and unrestricted title to Buyer for all goods, services and documents furnished by Seller under this Purchase Order free and clear of any and all liens, restrictions, reservations, security interests, and encumbrances.

     Title to the Equipment shall pass to Buyer when the Equipment is loaded on conveyance at the facility of Seller or at the place of manufacture for shipment to the site. Transportation and risk of loss will be borne by Seller. Risk of loss shall pass to Buyer upon delivery of the Equipment to the nearest accessible rail siding to the site or, if by truck, at the site.

4. RESERVATION OF RIGHTS: The making or failure to make any inspection of, or payment for, the goods or services covered by this Purchase Order shall in no way impair Buyer's right to reject nonconforming or defective goods or services, nor be deemed to constitute acceptance by Buyer of the goods or services, nor affect in any way Seller's obligations under this Purchase Order notwithstanding Buyer's opportunity to inspect the goods or services, Buyer's knowledge of the non-conformity or defect, its substantiality or the ease of its discovery, nor Buyer's earlier failure to reject the goods or services.

5. WAIVER: Buyer's failure to insist on performance of any term, condition, or instruction, or failure to exercise any right or privilege, or its waiver of any breach, shall not thereafter waive any such term, condition, instruction, right or privilege.

6.   WARRANTIES AND DEFECTS:

     Seller warrants to Buyer that:

     (a) The Equipment shall be new; shall be designed and fit for the purpose of generating electric power when operated in accordance with Seller's specific operation instructions or, in the absence thereof, in accordance with generally accepted operation practices of the electric power producing industry; shall be free from defects in material and workmanship; and that technical advisory services or other services shall be performed in a competent, diligent manner in accordance with accepted professional standards;

     (b) The Equipment can be operated in accordance with all applicable laws and permits in effect at the date of signing;

     (c) No infringement of any patents, trademark, registered design, copyright, design right or other registerable or proprietary intellectual property right of any kind, will result from the performance of the Purchase Order or the operation or ownership of the Equipment;

     (d) Good title to the Equipment will vest in the Owner free from any charge, lien, encumbrance or security interest of any kind;

     (e) Seller shall perform all engineering and design services in accordance with normally accepted industry engineering practices;

     (f) The Equipment will be manufactured in a good and workmanlike manner in accordance with good manufacturing practices and the requirements of this Purchase Order;

     (g) Year 2000 Warranty: The Equipment furnished under this Purchase Order will be "Year 2000 Capable," meaning that the functionality of the Equipment will not be materially adversely affected by the date change from 1999 to 2000. If the Equipment furnished by the Seller fails to meet this Year 2000 Warranty at any time prior to expiration of the warranty period, on condition that Buyer gives prompt notice to Seller of such failure, Seller will, at its option, modify or replace the non-conforming Equipment so that it meets the Year 2000 Warranty. Seller shall have no responsibility for and does not warrant against any such failure if such failure is directly or indirectly caused by the use of data or information not supplied by Seller that is inaccurate or incompatible with the Equipment's interfaces, requirements or specifications, or by use of the Equipment in a manner other than that specified in Seller's instructions.

6.1 The foregoing warranties (except as to [c] and [d]) for each Unit shall apply to defects which appear during the Warranty Period of twelve (12) months following the Commercial Operation Date of each respective Block, but not to exceed twenty-four (24) months after actual shipment of the Equipment.

6.2 If the Equipment delivered or Technical Advisory Services performed hereunder do not meet the above warranties during the Warranty Period, Buyer shall promptly notify Seller in writing and make the Equipment available promptly for correction. Seller shall thereupon correct any defect by, at its option, (i) reperforming the defective Services, (ii) repairing the defective part of the Equipment (freight and insurance paid by Seller) or
(iii) by making available necessary replacement parts FOB factory, freight prepaid to the Facility. Seller shall provide all Technical Advisory Services reasonably necessary for any such repair of the Equipment, but Seller shall not be responsible for removal or replacement of structures or other parts of the facility. If a defect in the Equipment or part thereof cannot be corrected by Seller's reasonable efforts, the Parties will negotiate an equitable adjustment in price with respect to such Equipment or part thereof. The condition of any tests shall be mutually agreed upon and Seller shall be notified of and may be represented at all such test that may be conducted.

6.3 Any reperformed service or repaired or replacement part furnished under this warranty shall carry warranties on the same terms as set forth above, except that the Warranty Period shall be for a period of twelve (12) months from the date of such reperformance, repair or replacement. In any event the Warranty Period and Seller's responsibilities set forth herein for such repaired or replacement part shall terminate twelve (12) months after the end of the Warranty Period applicable to the item of Equipment in which such repaired or replacement part was installed or in which such Service was reperformed. In no event shall any warranty defined herein exceed three (3) years after shipment of the Equipment involved.

6.4 Seller does not warrant the Equipment or any repaired or replacement parts against normal wear and tear, including that due to environment or improper operation, use of improper fuel, detrimental air inlet conditions or erosion, corrosion or material deposits from fluids. The warranties and remedies set forth herein are further conditioned upon (i) the proper storage, installation, operation, and maintenance of the Equipment and conformance with the operation instruction manuals (including revisions thereto) provided by Seller and/or its subcontractors, as applicable, and
(ii) repair or modification pursuant to Seller's instructions or approval. Buyer or Owner shall keep proper records of operation and maintenance during the Warranty Period, which records shall be made available to Seller upon its request.

6.5 Seller will provide its warranties for benefit of Buyer, Owner, EPC Contractor and the Financing Parties, and their successors and assigns.

6.6 The foregoing warranties are exclusive and in lieu of all other warranties, whether written, oral, implied or statutory. NO IMPLIED STATUTORY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE SHALL APPLY.

7. SUPPLIER QUALITY SURVEILLANCE (SQS) INSPECTION AND EXPEDITING: Seller shall be responsible for the performance of all activities affecting quality and schedule including those of its suppliers. Buyer reserves the right to review Seller's Quality Assurance and Quality Control Procedures. Seller's Quality Plan submittal requirements, if applicable, are defined in the "Supplier Drawing and Data Commitment Form" section of this Purchase Order.

     The goods provided by Seller under this Purchase Order are subject to SQS inspection, expediting, audit of Quality Plan implementation and witnessing of Seller testing by Buyer, EPC Contractor and Owner, or their representatives, who shall be granted access to all parts of the Seller's plant(s) or Seller's supplier's plant(s) engaged in the manufacturing or processing of this Purchase Order. The representative's inspection and witnessing of testing, or lack of inspection, witnessing of testing or response, shall in no way release the Seller from any obligations related to this Purchase Order. Seller shall further ensure that the provisions of this
Article 7 become a part of its purchase orders to its suppliers for all goods or services which are used in the products purchased under this Purchase Order. Seller is further responsible for obtaining and submitting Quality Plans as required from its suppliers.

     Seller and/or Seller's suppliers will notify Buyer at least five (5) calendar days in advance of the date inspection or test can be made. If for any reason the date should be set back, Seller shall telephone, wire or facsimile Buyer immediately.

     Seller shall make every effort to accommodate Buyer's schedule requests for such tests or inspections; however, this Purchase Order is not subject to "Hold Points," and Seller may proceed with tests, inspections or shipment provided notification is made as required above.

8.   INDEMNITY:

8.1 Seller agrees to defend, indemnify and hold harmless Buyer, Owner and the Financing Parties, the affiliated companies of each, and their directors, officers, employees, agents and representatives, from and against all claims, demands, causes of action, liability, loss or expense arising from or relating to:

     (a) Seller's actual or asserted failure to comply with any law, ordinance, regulation, rule or order, or with this Purchase Order. This
     Section 8.1 includes, but is not limited to, fines or penalties by government authorities and claims arising from Seller's actual or asserted failure to pay taxes.

     (b) Actual or asserted violation or infringement of rights in any patent or copyright caused or alleged to be caused by the use or sale of goods, materials, equipment, methods, processes, designs or information furnished by Seller or its suppliers. Should any goods or services provided by Seller become, or appear likely to become, the subject of a claim of infringement of a patent or copyright, Seller shall, defend any suit or proceeding against Buyer based on a claim that any Equipment manufactured by Seller and furnished under this Purchase Order infringes any patent of the United States or any patent of the country of installation which is based on the same priority date as the corresponding U.S. patent. Seller will pay all direct damages and court or other tribunal-awarded costs of Buyer in connection therewith. In case said Equipment, or any part thereof, is in such suit held to constitute infringement or the use of said Equipment or part is enjoined, Seller shall, at its own expense and at its option, either procure for Buyer the right to continue using said Equipment or part, or replace it with non-infringing Equipment, or modify it so it becomes
     non-infringing.   This indemnity shall not apply (i) to any Equipment
     which is manufactured to Buyer's design, or (ii) to the use of any Equipment furnished under this Purchase Order in conjunction with any other apparatus or material not furnished by Seller. As to any Equipment or use described in the preceding sentence, Seller assumes no liability whatsoever for patent infringement.

     (c)   Not used.

     (d) Injury to or death of persons (including employees of Buyer, Owner, Seller and Seller's suppliers), damage to or loss of third party property (excluding the property of Buyer or Owner) to the extent arising directly or indirectly out of Seller's breach of this Purchase Order or out of any negligent acts or omissions of Seller or its suppliers; provided, however, that such indemnities shall be subject to provisions of Article 41 herein. It is expressly agreed that Seller shall not waive its right of subrogation, and that Seller shall be named as an additional insured on Buyer's All Builders Risk insurance.

     (e) Actual or alleged contamination, pollution, or public or private nuisance, arising directly out of the release by Seller of any materials described in Article 20 hereof which have been introduced to the site by Seller.

8.2 Seller's indemnity obligations shall apply regardless of whether the party to be indemnified was concurrently negligent, whether actively or passively, excepting only to the extent that the injury, loss or damage was caused by the negligence or willful misconduct of, or by defects in design furnished by, the party to be indemnified. Seller's defense and indemnity obligations shall include the duty to reimburse any attorneys' fees and expenses incurred by Buyer or Owner for legal action to enforce Seller's indemnity obligations.

8.3 In the event that any indemnity provisions in this Purchase Order are contrary to the law governing this Purchase Order, then the indemnity obligations applicable hereunder shall beapplied to the maximum extent allowed by applicable law.

8.4 With respect to claims by employees of Seller or its suppliers, the indemnity obligations under this Purchase Order shall not be limited by the fact of, amount, or type of benefits or compensation payable by or for Seller, its suppliers or subsuppliers under any workers' compensation, disability benefits, or other employee benefits acts or regulations, and Seller waives any limitations of liability arising from workers' compensation or such other acts or regulations.

8.5 Seller acknowledges specific payment of $10.00 incorporated into the Purchase Order Price as legal consideration for Seller's indemnities as may be provided in this Purchase Order.

9.   DELAYS AND FORCE MAJEURE:

9.1 Force Majeure: As used herein, the term "Force Majeure Event" shall mean any event or circumstance, or combination of events or circumstances, that arise after the date hereof, are beyond the reasonable control of Seller, are unforeseen, unavoidable or could not have been prevented or overcome by the reasonable efforts and due diligence of Seller, and materially and adversely affect Seller in the performance of its obligations in accordance with the terms of this Purchase Order. Without limiting the generality of the foregoing, events that may give rise to a Force Majeure Event include, without limitation, acts of God, natural disasters, fires, earthquakes, lightning, floods, storms, civil disturbances, riots, war, strikes, lockouts or other labor disputes (except as set forth below), and the action of or failure to act on the part of any Government Authority having or asserting jurisdiction that is binding upon the Parties and has been opposed by all reasonable means. For the avoidance of doubt, the term "Force Majeure Event" does not include, without limitation, events that affect only the cost or availability of equipment, materials or supplies.

9.2 Owner-Caused Delay: As used herein, the term "Owner-Caused Delay" shall mean a demonstrable, material and adverse impact on Seller's ability to complete performance of its obligations under this Purchase Order that is caused directly by Owner's failure to perform its obligations hereunder (other than failure of Owner or Buyer to make any payments required hereunder, except as provided in Article 12 herein), which failure is not a result of a Force Majeure Event or breach by Seller of its obligations hereunder.

9.3 Notification: In the event Seller desires to claim a Force Majeure Event or Owner-Caused Delay (either, an "Event"), Seller shall within five
(5) business days after it knows of the occurrence of the Event, give Owner written notice describing the details of the Event and the anticipated length of delay due to the Event. Failure to provide such written notification shall constitute a waiver by Seller of any such claim. Within fifteen (15) days after initial notification, Seller shall provide sufficient proof of the occurrence and duration of such event to Buyer. Seller shall thereafter provide periodic updates and shall, upon cessation of the event so notify buyer of the cessation and report the total impact of the event upon Seller's schedule obligations under this Purchase Order.

9.4 Terminate or Extend Performance: In the event of a Force Majeure event or Owner-caused Delay, Buyer shall either (i) terminate this Purchase Order by written notice under Article 13 Termination for Convenience herein, or (ii) extend the date of delivery or performance for the affected portion of the Equipment for a period equal to the duration of the delay, but Seller shall not be entitled to extra compensation for such delay, and Seller shall bear its own delay costs incurred by such event.

10. ASSIGNMENT: Neither this Purchase Order nor any portion hereof shall be assigned or delegated without Buyer's prior written consent and any such assignment or delegations shall be void. Buyer reserves the right to assign this Purchase Order, without the consent of Seller, to Owner, the Financing Parties, or to Buyer's EPC Contractor, who upon such assignment, shall become the Buyer as a Party to this Purchase Order and its terms and conditions. Seller reserves the right to assign this Purchase Order in part to its wholly owned subsidiary for provision of parts and services.

11.  CHANGES:

11.1 Changes at Buyer's Request: Buyer may, by written change order, make mutually agreed-to changes to the Purchase Order. If any such change results in an increase or decrease in the cost or time required for the performance of the Purchase Order, or changes to any other pertinent provisions of the Purchase Order, then there shall be an equitable adjustment to the Purchase Order Price and Guaranteed Delivery Date and any other pertinent provisions of the Purchase Order, provided that such increase, decrease or change is demonstrated. Any such change to the Purchase Order, including resultant changes in price, delivery or other pertinent provisions of the Purchase Order, shall be indicated in the change order. Seller shall not be obligated to proceed with the changed or extra work until the change in price or time of delivery, if any, has been agreed upon in a written change order.

11.2 Changes in Purchase Order Price: Disputes: In the event that Buyer and Seller are unable to reach agreement on the price of a change order for a change requested by Buyer, Seller, if mutually agreed, shall commence with performance of the change pending resolution of the dispute pursuant to
Article 22 herein.

12. TERMINATION FOR DEFAULT: Buyer shall have the right to terminate this Purchase Order for any of the following, each a Seller Default Event:

     (a) Failure of Seller's Equipment, due to the fault of Seller, to meet the Minimum Performance Levels within 150 days after the Phase II Guaranteed Commercial Operation date.

     (b) Seller becomes insolvent, makes an assignment for the benefit of creditors, or a receiver or trustee is appointed for the benefit of Seller's creditors, or Seller makes a filing for protection from creditors under any bankruptcy or insolvency laws, or any such filing is made against Seller.

     (c)  Seller fails to correct any material defect in the equipment.

     (d)  Seller breaches the Purchase Order.

     (e)  Seller fails to comply with applicable laws and regulations.

     Prior to termination for default, Seller shall be given notice of the default and reasonable opportunity to cure such default. Within fifteen
(15) days after such notice, Seller shall either cure such breach or propose and commence corrective action acceptable to Buyer. If Seller fails to take such action within fifteen (15) days, Buyer may terminate the Purchase Order immediately.

     Subject to the provisions of Article 41 Sellers Maximum Liability, if Buyer terminates in such circumstances, it will be entitled to complete the work on the Equipment to which Buyer has taken title prior to termination and replace incomplete Equipment in kind, according to this Purchase Order at Seller's risk and expense. Seller will not be entitled to any further payments until the cost of completing or replacing the Equipment and all other costs and losses which have been sustained and which are in the nature of those recoverable by Buyer under the Purchase Order have been ascertained. If the total of such sums, when added to the total amounts already paid to Seller, exceeds what would otherwise have been paid to Seller, Seller will pay the excess to Buyer. The foregoing remedy provides the extent of Buyer's rights against Seller for Seller's default.

     Seller shall have the right to suspend work on the Equipment after thirty-five (35) days of non payment of undisputed amounts and to terminate if undisputed amounts remain unpaid for three (3) months.

13.  TERMINATION FOR CONVENIENCE:  Buyer will be entitled to terminate the
Purchase Agreement at any time without cause.   In the event of such
termination, Buyer shall pay Seller in accordance with the Termination Schedule, Attachment "B" to the Purchase Order.

     Termination for Convenience may be effected on the entire order or on a block basis, e.g. (2) gas turbines and (1) steam turbine.

14. LAWS AND REGULATIONS: Seller warrants that all goods and services supplied pursuant to this Purchase Order will comply with all laws, ordinances and regulations applicable to the manufacture or delivery of the Equipment furnished under this Purchase Order and, further, Seller shall obtain all permits, certificates and licenses which may be required for the manufacture and delivery of the equipment to be supplied hereunder. This Purchase Order shall be subject to the law and jurisdiction of the State of Texas unless expressly designated otherwise in the Purchase Order.

     Buyer shall advise Seller of changes in any laws, ordinances or regulations affecting the installation or operation of the Equipment supplied by Seller. If Seller determines that any such change will result in an increase or decrease in the Purchase Order price or a change in the Guaranteed Delivery Date, or a change in other pertinent provisions of the Purchase Order, Seller shall proceed with a request for change order pursuant to Article 11 herein.

     The United Nations Convention on Contracts for the International Sale of Goods does not apply to this Purchase Order and shall be disclaimed and excluded from any contracts placed by Seller with its suppliers.

     Seller further warrants that all goods furnished by Seller in performance of this Purchase Order will comply fully with the Occupational Safety and Health Act of 1970 (84 U.S. Stat 1590), as amended and the State plans approved under such Act, and the regulations thereunder, to the extent applicable to such equipment, and in addition to any other rights or remedies which Buyer may have, Seller shall indemnify, defend and hold harmless Buyer and its Owner from and against any and all claims, loss, or liability arising from failure of such goods to comply therewith.

     Seller certifies that it has an affirmative action policy ensuring equal employment opportunity without regard to race, color, national origin, sex, age, religion or handicap, that it maintains no employee facilities segregated on the basis of race, color, religion or national origin and that it is not debarred or suspended from being awarded Federal or Federally assisted contracts.

     If applicable to this Purchase Order, the following laws, orders and regulations, as amended, are hereby incorporated by reference: Executive Order 11246; Vietnam Era Veterans Readjustment Act; Rehabilitation Act of 1973; Veterans Compensation, Education and Employment Act; 41 CFR 60-1.4 (Equal Employment Opportunity); 41 CFR 60-250.4 (Veterans Affirmative Action); 41 CFR 60-741.4 (Handicap Affirmative Action); 41 CFR 601.40 (Affirmative Action Plans); 41 CFR 601.7 (EE01 Reports); 41 CFR 61650 (Veterans Employment Reports).

     Waiver of Consumer Rights. Buyer hereby waives its rights under the provisions of the Texas Deceptive Trade Practices -- Consumer Protection Act, TEX. BUS. & COM. Code 17.41 et. seq. Buyer represents that it is a business consumer.

15. LIENS: Seller agrees to indemnify, hold harmless and defend Buyer and Owner from and against all laborers', materialman's, mechanics', or other liens arising from the performance of Seller's obligations under this Purchase Order and shall keep the premises of Buyer and Owner free from all such claims, liens, and encumbrances. To the full extent permitted by applicable law, Seller, for itself and in connection with the work performed hereunder, waives all rights of lien against the property and premises of Buyer and Owner for labor performed or for goods furnished for the Work.

     Seller hereby subordinates any Liens to which it may be entitled under Applicable Law or under the provisions of this Purchase Order to any Lien granted in favor of the Financing Parties, whether such Lien in favor of Financing Parties is created, attached or perfected prior to or after the Lien in favor of Seller.

     Seller agrees to comply with reasonable requests of Buyer for supporting documentation required by the Financing Parties, including any necessary lien waivers, affidavits or other documents that may be required to demonstrate that Owner's property and premises are free from liens or claims for liens arising out of the furnishing of Equipment under this Purchase Order. In no event, however, will Seller be required to obtain such documents from it's subcontractors or suppliers under this provision.

16. SUSPENSION OF PERFORMANCE: In the event that Buyer notifies Seller that Financial Closing may be delayed beyond December 20, 1998 and Buyer becomes unable to make promised payments, the Parties agree to promptly commence discussions in good faith to reach an agreement on the course of action for the Parties to take hereunder. If the Parties fail to reach agreement on a course of action by December 31, 1998, and Seller has issued a Notice of Termination, Buyer will have nineteen (19) days to cure the Notice of Termination. If Buyer fails to cure within the nineteen (19) days, Seller may terminate in accordance with the Termination Schedule contained in Article 13 herein.

17. INDEPENDENT CONTRACTOR: Seller shall act as an independent Contractor and not as an agent or employee of Buyer or Owner.

18.  GRATUITIES:    Seller, or its employees, agents or representatives,
shall not offer or give to an officer, official or employee of Buyer or Owner, payments, loans or other gratuities intended to influence the award of an order or obtain favorable treatment.

     Violation of this Article may be deemed by Buyer to be a material breach of this Purchase Order and any other Order with Buyer and may subject all such Orders with Seller to Termination for Default, as well as any other remedies at law or in equity.

19. CONFIDENTIAL INFORMATION: The Purchase Order documents and all other information are designated as confidential or proprietary and contents thereof are referred to as "Information". Buyer and Seller agree to retain such Information in confidence and not to disclose it to any third party or use such Information for any other purpose, except as authorized by the other Party for the performance of this Purchase Order. Seller shall not publicize the existence or scope of this Purchase Order without Buyer's written consent. Seller shall require these same agreements on the part of any supplier of Seller's to whom the Information is disclosed. Seller shall return all Information and copies thereof to Buyer upon written request.

20. HAZARDOUS MATERIALS: Seller shall notify Buyer in writing if goods furnished are subject to laws or regulations relating to hazardous or toxic substances, or when disposed of, to regulations governing hazardous wastes, or to any other environmental or safety and health regulation. Seller shall furnish: all appropriate shipping certification; labeling in compliance with the Workplace Hazardous Materials Information System; Material Safety Data Sheets in compliance with the Workplace Hazardous Materials Information System; and instructions for shipping, safety, handling, exposure and disposal in a form sufficiently clear for use by Buyer's non-technical personnel and sufficiently specific to identify all action which the user must take concerning the material. The following certification must be made on the bill of lading: "This is to certify that the above named articles are properly classified, described, packaged, marked and labeled and are in proper condition for transportation according to any applicable transportation regulations."

21. VALIDITY OF PROVISIONS: In the event any Provision, or any part or portion of any Provision of this Purchase Order shall be held to be invalid, void or otherwise unenforceable, such holding shall not affect the remaining part or portions of that Provision, or any other Provision hereof.

22.  DISPUTES AND ARBITRATION:

22.1 Amicable Settlement:

     (a) Buyer and Seller shall attempt in good faith to resolve all disputes arising in connection with the interpretation of application of the provisions of this Purchase Order or in connection with the determination of any other matters arising under this Purchase Order (each, a "Dispute") by mutual agreement in accordance with this
     Article 22.

     (b) In the event that any Dispute arises between Buyer and Seller, the aggrieved party shall promptly give a notice to the other party of the Dispute within ten (10) days after such Dispute arises. If the parties shall have failed to resolve the Dispute within ten (10) days after delivery of such notice, each party shall, within five (5) days thereafter, nominate a senior officer of its management to meet at the Site, or at any other mutually agreed location, to attempt to resolve such Dispute. Should the Parties be unable to resolve the Dispute to their mutual satisfaction within twenty (20) days after such nomination or, failing such nomination, within ten (10) days following delivery of such Notice of Dispute, then, at the request of either Buyer or Seller, such Dispute shall be settled in accordance with the procedures of
     Article 22.2.

22.2 Arbitration:

     (a) If any Dispute cannot be resolved between Buyer and Seller pursuant to Article 22.1, then such Dispute shall be settled exclusively and finally by arbitration provided, however, that arbitration proceedings for unresolved Disputes regarding Seller's right to changes in the purchase price or schedule shall be deferred until after achievement of Commercial Operation. It is specifically understood and agreed that any Dispute that cannot be resolved between Buyer and Seller shall be submitted to arbitration irrespective of the of the magnitude thereof, the amount in question or whether such Dispute would otherwise be considered justiciable or ripe for resolution by any court or arbitral tribunal. This Purchase Order and the rights and obligations of Buyer and Seller shall remain in full force and effect pending the award in such arbitration proceeding, which award shall determine, if the circumstances so require, whether and when cancellation or termination of this Purchase Order shall become effective and the liability of Buyer and Seller for the costs of the arbitration.

     (b) Each arbitration shall be governed by and conducted in accordance with the provision of the rules of the American Arbitration
     Association (the "AAA Rules") as then in effect.

     (c) The arbitration agreement between Buyer and Seller set forth in this Article 22.2, and any arbitration proceedings hereunder, shall be governed by and construed in accordance with the laws of the State of Texas, and this paragraph shall be construed accordingly. Where the AAA Rules do not deal with any issue arising in connection with the conduct or procedure of the arbitration, such issue shall be resolved in accordance with the laws of the State of Texas.

     (d) The arbitration proceedings shall be conducted in Dallas, Texas, or other location as may be agreed to between Buyer and Seller.

     (e) The award of the arbitrators shall be final and binding, and shall be the sole and exclusive remedy between Buyer and Seller regarding any claims, counterclaims, issues, or accountings presented to the tribunal. Any monetary award shall be made and payable, free of any tax or other deduction, and shall include interest from the date of any breach or other violation of this Purchase Order to the date on which the award is paid, at a rate determined by the arbitrators.

     (f) Judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. Buyer and Seller waive any rights of application or appeal to the courts to the fullest extent permitted by law in connection with any question of law or fact arising in the course of the arbitration or with respect to any award made, except for actions to enforce this arbitration agreement or an arbitral award made hereunder and actions seeking interim, interlocutory or other provisional relief in any court of competent jurisdiction. By agreeing to arbitration, Buyer and Seller do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of the arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies in aid of arbitration as may be available under the jurisdiction of a national court, the arbitral tribunal shall have full authority to grant provisional remedies and to award damages for the failure of Buyer or Seller to respect the arbitral tribunal's orders to that effect.

     (g) The costs and fees of the arbitration shall be allocated by the arbitrators.

22.3 Interim Relief: Either Buyer or Seller, without inconsistency with this Purchase Order may seek from a court any interim or provisional relief that may be necessary to protect the rights or property of that party pending the award of the arbitral tribunal or to obtain any interim or provisional relief that may be necessary to protect the rights or property of that party prior to the issuance of a final award by the arbitral tribunal.

22.4 Performance to Continue: During the pendency of any Dispute or arbitration proceeding undertaken hereunder, Buyer and Seller shall continue to perform their respective obligations hereunder.

22.5 In the event that Buyer is required to arbitrate a dispute with Owner, which dispute arises out of this Purchase Order or is in any way connected with Seller, Seller agrees to join in such arbitration proceeding as Buyer may direct and shall submit to such jurisdiction and be finally bound by the judgment rendered in accordance with the arbitration rules as may be established therein.

23. RIGHT TO OFFSET: Buyer, without waiver or limitation of any rights or remedies of Buyer or Owner, shall be entitled from time to time to deduct from any amounts due or owing by Buyer to Seller in connection with this Purchase Order, any and all amounts owed by Seller to Buyer or Owner, provided, however, that (i) Buyer may not deduct such amounts from amounts owed by Buyer to Seller in connection with Purchase Orders or Contracts other than this Order, and (ii) if it is determined, either by agreement between Buyer and Seller or through the Disputes and Arbitration provisions of
Article 22 herein, that Buyer has improperly withheld amounts from amounts owed to Seller, then Buyer shall promptly pay such amounts, with interest equal to the Prime Rate plus two per-cent from the date that the withheld payment was due.

24.  NOT USED.

25.  SURVIVAL:   The provisions of this Purchase Order which by their nature are intended to survive the termination, cancellation, completion or expiration of this Purchase Order -- indemnity, insurance, warranty and confidentiality -- shall continue as valid and enforceable obligations of the parties notwithstanding any such termination, cancellation, completion or expiration.

26.  NOT USED.

27.  NOT USED.

28.  INSURANCE:  Seller shall arrange and pay for insurance as follows:

     (a) Commercial general liability insurance, including products/completed operations, with a combined single limit of not less than $1,000,000 for each occurrence and not less than $1,000,000 in the aggregate.

     (b) Comprehensive automobile liability insurance, with a combined single limit of not less than $1,000,000 for each person and not less than $1,000,000 for each accident.

     (c) Workers' Compensation insurance or certified self-insurance in accordance with statutory requirements and employers' liability insurance with limits of not less than $1,000,000 for each occurrence.

     (d) Umbrella liability insurance covering general liability, products/completed operations, auto and employers' liability, with a combined single limit of not less than $4,000,000 per occurrence and in the aggregate.

     Seller shall furnish Buyer within 30 days after the effective date of the Purchase Order, certificates of insurance from insurance companies with an established good reputation, who are financially sound, and reasonably acceptable to Buyer, which shall include a provision that such insurance shall not be canceled without at least 30 days written notice to Buyer, Owner and the Financing Parties. Seller shall include Buyer, Owner and Financing Parties, and any of their parent or affiliated companies, as additional insureds on all the insurance policies except workers' compensation. The insurance coverage provided by Seller should be primary and non-contributing with respect to any other insurance carried by or available to Buyer.

29.  SAFETY AND HEALTH REGULATIONS:  While on the premises of Buyer or
Owner, Seller and its employees shall comply with all applicable safety and health laws, regulations, and ordinances and with the safety, health and plant regulations of Buyer and Owner, and shall ensure that all of its employees and agents have a safe place of work on said premises. Seller shall keep said premises and the vicinity thereof clean of debris and rubbish caused by its work and, upon completion of its work, shall leave the premises clean and ready for use. Upon request of Buyer or Owner, and at no cost or expense to Buyer or Owner, Seller shall promptly remove from said premises any person under the control of Seller who violates any of the aforesaid safety, health or plant laws, regulations, ordinances or rules or who may cause or threaten to cause a breach of the peace, or who is otherwise objectionable to Buyer or Owner.

30.  NOT USED.

31. FINANCING: The development and construction of the Project will be financed on a non-recourse project finance basis through bond offerings from
the Financing Parties.   Seller will assist Owner in its endeavors relating
to the financing of the Project, and cooperate with the Financing Parties by providing such information and access, and in agreeing to such subordination agreements, consents, opinions, certificates, direct agreements and other matters, as the Financing Parties may reasonably require or as otherwise may be customary in transactions of this type.

32.  NOT USED

33. PERFORMANCE GUARANTEES: Seller guarantees that the Equipment will meet the following Performance Guarantees, complete descriptions of and conditions for which are contained in the Purchase Specification:

     (a)  Equipment Net Power Output Guarantee

     (b)  Equipment Net Heat Rate Guarantee

     (c)  Equipment Exhaust Energy Guarantee

     (d)  Emissions Guarantee

     (e)  Noise Guarantee

34. MINIMUM PERFORMANCE LEVELS: The Equipment must meet the Minimum Performance Levels set forth in the Purchase Specification in order to achieve Commercial Operation. Achievement of Minimum Performance Levels is an obligation of Seller under this Purchase Order and not subject to buydown by payment of Liquidated Damages.

35. MINIMUM PERFORMANCE TEST: Seller's achievement of Minimum Performance Levels for the purpose of achieving Commercial Operation shall be determined on the basis of a Minimum Performance Test, to be conducted in accordance with the Purchase Specification.

36. COMMERCIAL OPERATION: The Equipment shall be deemed to have achieved Commercial Operation when all of the following requirements have been met:

     (a)  Mechanical Completion has been achieved.

     (b) The Equipment meets Minimum Performance Levels as demonstrated in the Minimum Performance Test.

     (c)  The Phase successfully passes the Electric Utility's Capacity
     Test.

     (d) The Phase successfully passes the Electric Utility's Minimum Stability Test.

     (e) The Equipment has been demonstrated as capable of being operated safely, normally and continuously in accordance with the requirements of this Purchase Order, at all operating levels stipulated in the Specification.

     (f) The Phase has been synchronized with the Grid in accordance with the Specification and the Electric Utility's requirements.

     For determination of Commercial Operation of Seller's Equipment, phase tests (c), (d) and (f) shall not prevent Seller's Equipment from being deemed to have achieved Commercial Operation if failure of the phase in such tests is not due to any defect or deficiency of Seller's Equipment.

37. GUARANTEED PERFORMANCE TEST: Seller's compliance with Guaranteed Performance Levels shall be determined via one of the following:

     (a) If the equipment meets all Guaranteed Performance Levels during the Minimum Performance Test, the Equipment will be deemed to have met the Performance Guarantees and no further performance testing is required.

     (b) If the Equipment meets the Minimum Performance Levels during the Minimum Performance Test, but does not meet one or more of the Guaranteed Performance Levels, then after Commercial Operation the Equipment shall be subjected to a Guaranteed Performance Test.

     If the Equipment fails during such test to meet one or more of the Guaranteed Performance Levels, Seller shall, at its option, (i) pay Performance Liquidated Damages for such deficiency, or (ii) take corrective action, after which the Equipment shall be re-tested at Seller's expense, including the cost of fuel.

     If the Equipment still fails to meet the Guaranteed Performance Levels, Seller may make additional corrections and retests until 150 days after the Commercial Operation date for the affected phase. If at the end of the 150 day period, the equipment does not meet the Performance Guarantees, Seller shall pay Performance Liquidated Damages as described below.

38.  LIQUIDATED DAMAGES:    Seller agrees to pay to Buyer the following
amounts as Liquidated Damages, and not as a penalty, for failure of Seller's Equipment to meet Performance and Schedule Delivery Guarantees:

38.1 Performance Liquidated Damages:

     EPC Contractor has guaranteed a Net Power Output of 1,000 MW and a Net Heat Rate of 7,000 BTU/kWH (HHV) for the Plant. These guarantees are based on Seller's Equipment Guarantees as defined in the Purchase Specification. To the extent that failure of the Equipment to meet Guaranteed Performance Levels results in failure to meet the foregoing Plant Performance Guarantee, Seller shall pay to Buyer Liquidated Damages. Seller will not be assessed Performance Liquidated Damages provided:

            The Plant meets its overall Performance Guarantees, or Seller's Equipment meets each of the Guaranteed Performance Levels as defined in the Purchase Specification.

     Subject to the foregoing, Performance Liquidated Damages will be assessed as follows:

     (a) Failure to meet Net Power Output Guarantee: If the Net Power Output of the Equipment, as determined in accordance with the Purchase Specification, is less than the Net Power Output Guarantee, Seller shall pay to Buyer an amount equal to $600 per kW multiplied by the difference of the Equipment Net Electrical Power Output Guarantee less the actual Net Electrical Power Output of the Equipment (each measured in kW).

     (b) Failure to meet Net Heat Rate Guarantee: If the Net Heat Rate of the Equipment, as determined in accordance with the Purchase Specification, is greater than the Equipment Net Heat Rate Guarantee, Seller shall pay to Buyer an amount equal to $90,000 per Btu per kWh multiplied by the difference of the Net Heat Rate of the Equipment less the Equipment Net Heat Rate Guarantee (each measured in Btu per kW).

38.2 Schedule Liquidated Damages:

     (a) If Seller fails to deliver to the EPC Contractor any drawing that has been denoted with a double asterick (**) as subject to liquidated damages in attached Forms SDR-D/FD, Supplier Drawing and Data Requirement, Seller shall pay to the EPC Contractor for each late drawing for each calendar day beyond the Due Date specified in the Forms SDR-D/FD, the following amounts:

              Days Late          Daily Amount
            1 through 7              $500
            8 through 14           $1,000
            15 through 21          $1,500
            22 or Greater          $2,000

     In no event shall the Seller's aggregate liability for failure to deliver drawings under this provision exceed $500,000.

     (b)  Failure to deliver all Equipment by the Guaranteed Shipping Dates:
     If Seller fails to deliver any item of the Equipment by the Guaranteed Shipping Dates, as required by Section 8.0 of the Purchase Order, Seller shall pay to Buyer an amount equal to the following based on the total number of calendar days beyond the Guaranteed Shipping Dates that such shipment of the last Major Component of each Unit is actually made.

                 Days after                Schedule
            Guaranteed Ship Date      Liquidated Damages

                1 - 15 days           $15,000/day/Unit*

               16 - 30 days           $25,000/day/Unit*

            Greater than 30 days      $50,000/day/Unit*

     For the purposes of assessing Schedule Liquidated Damages, "Unit" is defined as the Major Components applicable to each Gas Turbine Generator
     (GTG) Package or Steam Turbine Generator (STG) Package. In no event will Schedule Liquidated Damages exceed 20 percent (20%) of the price allocated to the respective GTG or STG.

     (c) Buyer may assess and Seller agrees to pay Liquidated Damages, under the terms of this Purchase Order, for each day that each respective Phase fails to achieve Commercial Operation by its Guaranteed Commercial Operation Date due to the fault of Seller. Assessment of such Commercial Operation Liquidated Damages is subject to the following:

          (1) Owner/Buyer/EPC Contractor do not elect at their discretion to delay, modify or waive Commercial Operation requirements.

          (2) Buyer/EPC Contractor allows thirty (30) days from first roll of each Unit to complete Unit check outs, including adjustments or corrections to make each Unit ready for testing.

          (3) Buyer/EPC Contractor shall make reasonable efforts to provide necessary resources, including fuel, labor, operating personnel, et al, and operating load to commission each Unit for the above period.

          (4) EPC Contractor provides Seller its commissioning schedule no less than 45 days prior to commencement for the first Unit, and provides notices of delays or changes. In addition, EPC Contractor agrees to notify Seller promptly of any nonconformance of Seller's equipment known to EPC Contractor that will result in failure to achieve the Guaranteed Commercial Operation Date.

          (5) If Seller is assessed and pays Delivery Delay Liquidated Damages as provided in 38.2(a), then such payment shall be the exclusive remedy for such delay, and no further Commercial Operation Liquidated Damages will be assessed for that same event.

     Based on the foregoing, and provided such Liquidated Damages are assessed by Owner/Buyer, Seller agrees to pay an amount equal to the following:

     Phase I -- Guaranteed Commercial Operation Date June 30, 2000

           *1 - 30 Days Late           $ 65,000/Day
           *Greater than 30 Days Late  $ 90,000/Day

     Phase II -- Guaranteed Commercial Operation Date August 31, 2000

           *1 - 60 Days Late           $ 65,000/Day
           *Greater than 60 Days Late  $ 90,000/Day

     In the event Buyer's failure to achieve Commercial Operation by the above dates is not solely due to Seller's fault, then Seller shall only be responsible for payment of that portion of any assessed Liquidated Damages as shown to be attributable to Seller.

39. GOVERNMENTAL CONSENTS: Seller will be responsible for obtaining governmental licenses, permits, approvals, consents, etc., only as they relate to the manufacture of the Equipment at the Seller's facilities and as related to the delivery of the Equipment to the nearest accessible rail siding to the site.

40. SUBCONTRACTING: Seller may subcontract components to its approved vendors identified on Seller's ISO 9000 list provided to Buyer. All subcontracts specific to this Purchase Order or project will allow for assignment to Buyer, Owner, and the Financing Parties. In no event will subcontracting relieve Seller of any obligation or liability under the Purchase Order.

41. SELLER'S MAXIMUM LIABILITY: Seller's maximum aggregate liability will be limited to:

     (a) 30% of the purchase price under the Purchase Order for all Liquidated Damages,

     (b) 100% of the purchase price under the Purchase Order for breach of its obligations (including Performance Liquidated Damages, Liquidated Damages for Delay in Achievement of Commercial Operation and
     Liquidated Damages for Failure to Meet Guaranteed Delivery Dates; Seller's liability on all claims of any kind, and that of its subcontractors and suppliers, whether said claims are based on contract, guarantee, indemnity, warranty, tort, including negligence of Seller or any subcontractor of supplier, strict liability or otherwise, and whether said claims are for any and all losses or damages arising out of, connected with, or resulting from this Purchase Order, or from the performance or breach thereof, or for services on Equipment or materials covered by or furnished pursuant to this Purchase Order; plus

     (c) Unlimited liability for third party injury and property damage caused by acts or omissions of Seller (with third party defined as not a member of Buyer, its vendors or subcontractors, or Owner); plus

     (d)  Liability for warranties of title and patents.

     Except for Seller's liabilities for paragraph (c) and (d) above, all other liabilities of Seller shall terminate six years from the date of shipment of the Equipment.

     In no event, whether as a result of breach of contract, warranty, tort (including negligence), strict liability, indemnity, or otherwise, shall Seller or its subcontractors or suppliers be liable for loss of profit or revenues, loss of use of the Equipment or any associated equipment, cost of capital, cost of substitute equipment, facilities, services or replacement power, downtime costs, claims of Buyer, customers, or for any special, consequential, incidental, indirect or exemplary damages.

     Payment of Liquidated Damages as herein provided shall be Buyer's sole and exclusive remedy for failure to meet performance guarantees, late delivery or delay in achieving Commercial Operation due to fault of Seller.

     If Seller furnishes Buyer with gratuitous advice or other assistance which concerns any products supplied hereunder or any system or equipment in which any such product may be installed and which is not required pursuant to this Contract and is not part of Seller's workscope, the furnishing of such advice or assistance will not subject Seller to any liability, whether in contract, warranty, tort (including negligence), strict liability, indemnity, or otherwise.